Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Members

GGP-TRS L.L.C.

We consent to the use of our report dated February 24, 2010, included herein, with respect to the consolidated  balance sheets of GGP-TRS L.L.C.  and  subsidiaries as of December 31, 2009 and 2008,  and the  related  consolidated  statements  of income and comprehensive income, changes  in  members’ capital  and  cash  flows  for  each of the years in the three-year period ended December 31, 2009 (not presented separately herein), and to the reference to our firm under the heading “Experts” in Amendment No. 3 to the Registration Statement on Form S-11 of New GGP, Inc.

/s/ KPMG LLP

Chicago, Illinois

November 2, 2010